AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                          ARTICLES SUPPLEMENTARY

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has (i) established two new series of shares titled NT Large Company Value Fund and NT Mid Cap Value Fund and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue Five Billion (5,000,000,000) shares of capital stock. Following the
Reallocation, the Corporation has the authority to issue Five Billion (5,000,000,000) shares of capital stock.

FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Fifty Million Dollars ($50,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Fifty Million Dollars ($50,000,000).

SIXTH: Immediately prior to the Reallocation, the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

                                             NUMBER                 AGGREGATE
            SERIES                           OF SHARES              PAR VALUE

            Equity Income Fund              1,465,000,000         $  14,650,000
            Value Fund                      1,230,000,000            12,300,000
            Real Estate Fund                  110,000,000             1,100,000
            Small Cap Value Fund              675,000,000             6,750,000
            Equity Index Fund                 750,000,000             7,500,000
            Large Company Value Fund          715,000,000             7,150,000
            Mid Cap Value Fund                 55,000,000               550,000
            Large Company Value Fund          715,000,000             7,150,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

SEVENTH: Immediately prior to the Reallocation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                             NUMBER OF
                                             SHARES                 AGGREGATE
SERIES NAME            CLASS NAME            ALLOCATED              PAR VALUE_


Equity Income Fund
                       Investor              1,000,000,000          $10,000,000
                       Institutional           125,000,000            1,250,000
                       R                        10,000,000              100,000
                       Advisor                 300,000,000            3,000,000
                       C                        30,000,000              300,000

Value Fund
                       Investor                 900,000,000          $9,000,000
                       Institutional            100,000,000           1,000,000
                       R                         10,000,000             100,000
                       Advisor                  150,000,000           1,500,000
                       C                         10,000,000             100,000
                       A                         50,000,000             500,000
                       B                         10,000,000             100,000

Real Estate Fund
                       Investor                  70,000,000            $700,000
                       Institutional             20,000,000             200,000
                       Advisor                   20,000,000             200,000

Small Cap Value Fund
                       Investor                 400,000,000          $4,000,000
                       Institutional            100,000,000           1,000,000
                       R                         10,000,000             100,000
                       Advisor                  160,000,000           1,600,000
                       C                          5,000,000              50,000

Equity Index Fund
                       Investor                 200,000,000          $2,000,000
                       Institutional            550,000,000           5,500,000

Mid Cap Value Fund
                       Investor                  40,000,000            $400,000
                       Institutional              5,000,000              50,000
                       Advisor                    5,000,000              50,000
                       R                          5,000,000              50,000

Large Company Value Fund
                       Investor                 300,000,000          $3,000,000
                       Institutional            200,000,000           2,000,000
                       Advisor                   75,000,000             750,000
                       C                         20,000,000             200,000
                       R                         10,000,000             100,000
                       A                        100,000,000           1,000,000
                       B                         10,000,000             100,000

EIGHTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has allocated Five Billion (5,000,000,000) shares of the Five Billion (5,000,000,000) shares of authorized capital stock of the Corporation among the seven (7) Series of stock of the Corporation as follows:

                                  NUMBER                AGGREGATE
SERIES                            OF SHARES             PAR VALUE

Equity Income Fund                1,825,000,000       $  18,250,000
Value Fund                          955,000,000           9,550,000
Real Estate Fund                    120,000,000           1,200,000
Small Cap Value Fund                540,000,000           5,400,000
Equity Index Fund                   500,000,000           5,000,000
Mid Cap Value Fund                   45,000,000             450,000
Large Company Value Fund            815,000,000           8,150,000
NT Large Company Value Fund         100,000,000           1,000,000
NT Mid Cap Value Fund               100,000,000           1,000,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:



                                             NUMBER OF
                                             SHARES           AGGREGATE
SERIES NAME            CLASS NAME            ALLOCATED        PAR VALUE

Equity Income Fund
                       Investor            1,360,000,000      $13,600,000
                       Institutional         125,000,000        1,250,000
                       R                      10,000,000          100,000
                       Advisor               300,000,000        3,000,000
                       C                      30,000,000          300,000

Value Fund
                       Investor              700,000,000       $7,000,000
                       Institutional         100,000,000        1,000,000
                       R                       5,000,000           50,000
                       Advisor               100,000,000        1,000,000
                       C                      10,000,000          100,000
                       A                      30,000,000          300,000
                       B                      10,000,000          100,000

Real Estate Fund
                       Investor               70,000,000         $700,000
                       Institutional          20,000,000          200,000
                       Advisor                30,000,000          300,000

Small Cap Value Fund
                       Investor              300,000,000       $3,000,000
                       Institutional         100,000,000        1,000,000
                       R                      10,000,000          100,000
                       Advisor               125,000,000        1,250,000
                       C                       5,000,000           50,000

Equity Index Fund
                       Investor              100,000,000       $1,000,000
                       Institutional         400,000,000        4,000,000

Mid Cap Value Fund
                       Investor               30,000,000         $300,000
                       Institutional           5,000,000           50,000
                       Advisor                 5,000,000           50,000
                       R                       5,000,000           50,000

Large Company Value Fund
                       Investor              350,000,000       $3,500,000
                       Institutional         200,000,000        2,000,000
                       Advisor                75,000,000          750,000
                       C                      20,000,000          200,000
                       R                      10,000,000          100,000
                       A                     150,000,000        1,500,000
                       B                      10,000,000          100,000

NT Large Company Value Fund
                       Institutional         100,000,000       $1,000,000

NT Mid Cap Value Fund
                       Institutional         100,000,000       $1,000,000

TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 15th day of March, 2006.

ATTEST:                             AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ Otis H. Cowan____              /s/ David H. Reinmiller_______
Name:  Otis H. Cowan              Name:  David H. Reinmiller
Title: Assistant Secretary               Title:  Vice President

THE UNDERSIGNED Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


Dated:  March 15, 2006

/s/ David H. Reinmiller_______
Name:  David H. Reinmille
Title:  Vice President